Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Dawson Geophysical Company:
We consent to the incorporation by reference in the registration statement on Form S-3 of Dawson Geophysical Company of our reports dated December 9, 2008, with respect to the balance sheets of Dawson Geophysical Company as of September 30, 2008 and 2007, and the related statements of operations, stockholders’ equity and other comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2008, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of September 30, 2008 which reports appear in the September 30, 2008 annual report on Form 10-K of Dawson Geophysical Company, and to the reference to our firm under the heading “Experts” in the prospectus. Our report on the financial statements refers to the Company’s adoption of Statement of Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment in fiscal year 2006.
/s/ KPMG LLP
Dallas, Texas
March 31, 2009